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                            STOCK PURCHASE AGREEMENT



Agreement dated as of October 1, 1997, by and between Financial Performance Corporation, with an address at 335 Madison Avenue, New York, New York ("Seller"), and Robert S. Trump, with an address at 167 East 61st Street, New York, New York ("Purchaser").


                              W I T N E S S E T H:


Whereas, Seller desires to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire from Seller, thirty (30) shares of the common stock, no par value per share, (the "Shares") of FPC Information Corp. (the "Company"), upon and subject to the terms and conditions hereinafter set forth.

Now, therefore, in consideration of the premises, the mutual covenants, conditions, representations and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Sale and Purchase of Stock. Subject to and in accordance with all of the terms, conditions and representations set forth in this Agreement, Seller hereby agrees to sell the Shares to Purchaser, and Purchaser hereby agrees to purchase the Shares from Seller, for the purchase price of seven thousand five hundred and 00/100 ($7,500.00) dollars per share, for an aggregate purchase price of two hundred twenty-five thousand and 00/100 ($225,000.00) dollars (the "Purchase Price").

2. Closing. The closing of the transaction contemplated by this Agreement shall take place concurrently with the execution and delivery of this Agreement by both of the parties hereto at the offices of the Company's attorneys, Kaufman Friedman Plotnicki & Grun, LLP, 300 East 42nd Street, New York, New York 10017. At the closing, Seller shall deliver to Purchaser the certificates representing all of the Shares, together with a separate stock power in favor of Purchaser signed by Seller.

3. Payment of Purchase Price. The Purchase Price shall be payable to Seller on the date of closing by Purchaser's check made payable to the order of Seller.

4. Covenants and Representations of Seller. As a material inducement to
Purchaser to enter into and perform under this Agreement, Seller hereby covenants, warrants and represents to Purchaser as follows:
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         4.1. Seller is duly organized, validly existing and in good standing in the jurisdiction of its incorporation with all requisite power and authority to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged;

         4.2. Seller has all requisite power and authority to issue, execute, deliver and perform its obligations under and pursuant to this Agreement. All necessary corporate proceedings of Seller have been duly taken to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller.

         4.3. The sale and transfer of the Shares by Seller to Purchaser pursuant to this Agreement are in conformity with the requirements of Section 4(2) of the Securities Act of 1933, as amended, and all applicable state securities laws, as a private offering;

         4.4. The Shares are, and are hereby sold, transferred and conveyed to Purchaser, free and clear of any and all liens, claims, encumbrances, pledges, charges, levies, adverse interests, restraining orders, injunctions, restrictions, agreements and trusts of any nature whatsoever;

         4.5. The execution, delivery and performance of this Agreement by Seller does not and will not conflict with, violate or result in the breach of any terms and conditions of, or constitute a default under, the certificate of incorporation or by-laws of Seller or any contract, agreement, commitment, indenture, mortgage, note, license, lease or other document to which Seller is a party or by which Seller is bound;

         4.6. There is no litigation, arbitration, claim, governmental or other proceeding or investigation pending or threatened with respect to the Shares;

         4.7. No consent, authorization, approval, order, license, certificate or permit of or from or declaration or filing with any federal, state, local or other governmental authority or any court or other tribunal is required by Seller for the execution, delivery or performance of this Agreement by Seller. The execution, delivery and performance of this Agreement by Seller will not (a) violate, result in a breach of, conflict with, or entitle any party to terminate or call a default under, any term of any agreement to which Seller is a party or by which Seller is bound or (b) violate, result in a breach of or conflict with any law, rule, regulation, order, judgment or decree binding on Seller;

         4.8. At or after the closing, upon request of Purchaser, Seller shall deliver to Purchaser, in addition to the documents and instruments specifically referred to in this Agreement, such other and further documents and instruments as may be reasonably requested by Purchaser in order to effectuate the transfer to Purchaser of record title to the Shares on the books and records of the Company; and

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         4.9. No representation or warranty by Seller in this Agreement contains, or on the date of closing will contain, any untrue statement of material fact or omits, or on the closing date will omit, any material fact necessary to make the statements made not misleading.

5. Representations of Purchaser.

         5.1. Purchaser is acquiring the Shares for Purchaser's own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof;

         5.2. By virtue of Purchaser's position, Purchaser has access to the same kind of information which would be available in a registration statement filed under the Securities Act of 1933;

         5.3. Purchaser is a sophisticated investor; and

         5.4. Purchaser may not sell or otherwise dispose of the Shares in the absence of either a registration statement under the Securities Act of 1933 or an exemption from the registration provisions of said Act.

6. Brokerage or Finder's Fees. If any person shall assert a claim to a fee, commission, or other compensation against either party (the "Indemnitee") on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of any of the transactions contemplated by this Agreement and arising from the acts of the other party, such other party (the "Indemnitor") shall indemnify and hold harmless the Indemnitee against and in respect of any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities, and reasonable legal and other expenses as and when incurred arising out of or based upon such claim by such person, and the Indemnitor shall at his or its sole cost and expense defend any and all suits, actions, proceedings or investigations involving such claim that may at any time be brought against the Indemnitee and satisfy promptly any settlement or judgment arising therefrom.

7. Seller's Option to Repurchase Shares.

         7.1. During the two (2) year period commencing on October 1, 1997 through and including September 30, 1999 (hereinafter, the "Option Period"), Seller shall have the option (the "Purchase Option") to re-purchase the Shares from Purchaser. The Purchase Option must be exercised in whole, and not in part.

         7.2. The purchase price for the Shares shall be the fair market value thereof as of the date Seller shall exercise the Purchase Option, as determined pursuant to the provisions of Section 7.2 below. However, in no event shall the purchase price be less

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than two hundred twenty-five thousand and 00/100 ($225,000.00) dollars. The purchase price determined pursuant to this Section 7.2 shall be final, conclusive and binding upon the parties hereto.

         7.3. The Purchase Option shall be exercised by Seller giving notice of exercise to Purchaser at any time during the Option Period, together with a certified or official bank check payable to the direct order of Purchaser in the amount of the purchase price.

         7.4. All of the costs and expenses arising out of the exercise of the Purchase Option by Seller and the closing thereof, including, without limitation, all attorneys' fees and transfer taxes, shall be borne by Seller and shall be paid in full at closing. The Shares shall be transferred by Purchaser to Seller free and clear of all liens, claims, security interests, encumbrances and adverse interests.

         7.5. The fair market value of the Shares subject to the Purchase Option shall be mutually determined by two investment banking firms with experience relating to the business of the Company. One such firm shall be designated by Seller and the other firm shall be designated by Purchaser. If the two investment banking firms shall be unable to agree upon a determination of such fair market value within thirty (30) days after such designation, then such firms shall mutually select a third independent investment banking firm with similar experience to make such determination. The fair market value of the Shares subject to the Purchase Option as determined pursuant to this Section 7.5, shall be final, conclusive and binding upon all parties hereto, including the legal representative(s) of any deceased party.

8. Miscellaneous.

          8.1. Subject to the terms and conditions herein provided, each of the parties shall use such party's reasonable efforts to take, or cause to be taken, such actions, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law, to consummate and make effective the transactions contemplated by this Agreement.

         8.2. Each of the parties shall be indemnified, reimbursed and held harmless by the other party from and against any and all claims, demands, actions, causes of action, damages, losses, costs, liabilities and expenses (including, without limitation, the disbursements, expenses and reasonable fees of the attorneys for the indemnified party) that may be imposed upon, incurred by or asserted against such indemnified party resulting from, arising out of or related to: (i) any materially false or misleading representation or warranty of the other party under this Agreement; (ii) any material inaccuracy in or material omission from any representation or warranty of the other party contained in this Agreement; or (iii) any default of any covenant or agreement of the other party under this Agreement.

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         8.3. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if and when delivered personally with receipt of delivery acknowledged or three (3) business days after being properly mailed by certified mail, return receipt requested, postage prepaid.

         8.4. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument signed by both of the parties.

         8.5. The validity and construction of this Agreement shall be governed by the internal laws of the State of New York.

         8.6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and legal representatives.

         8.7. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.8. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         8.9. Notwithstanding any rule of law or custom to the contrary, no provision of this Agreement shall be construed or interpreted in favor of or against either party hereto merely by reason of such party having caused this Agreement to be prepared.

         8.10. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.

         8.11. The terms, covenants, representations and warranties set forth in paragraphs 4, 5, 6, 7 and 8 of this Agreement shall survive the execution and delivery of this Agreement and the closing hereunder.

         8.12. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

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         8.13. A facsimile signature by a party on this Agreement shall be deemed to be an original signature of such party for all purposes.

In witness whereof, the parties hereby have executed this Agreement as of the date first hereinabove set forth.


Witness:                             Seller: Financial Performance Corporation



________________________             By:/s/____________________________________
                                           William F. Finley, President



Witness:                             Purchaser:


________________________             /s/_______________________________________
                                     Robert S. Trump

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